Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

Offer to Purchase

Up to 195,000,000 of the Issued and Outstanding Shares of Common Stock

of

ALTABA INC.

In Exchange For

American Depositary Shares

of

Alibaba Group Holding Limited

Plus an Additional Amount in Cash

Pursuant to the Offer to Purchase Dated June 7, 2018

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 11, 2018, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). ALL WITHDRAWALS OF SHARES PREVIOUSLY TENDERED IN THE OFFER MUST COMPLY WITH THE PROCEDURES DESCRIBED IN SECTION 4 OF THE OFFER TO PURCHASE.

The undersigned hereby withdraws the tender of his, her or its shares of common stock, par value $0.001 per share (the “Shares”), of Altaba Inc. (the “Fund”), pursuant to the offer of the Fund to purchase up to 195,000,000 (approximately 24%) of the Fund’s issued and outstanding Shares, upon the terms and subject to the conditions described in the Offer to Purchase, dated June 7, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), which the undersigned submitted by a Letter of Transmittal dated                                 , 2018.

Questions and requests for assistance relating to the procedures for tendering Shares and requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to Innisfree M&A Incorporated, the Information Agent for the Offer, at its address and telephone numbers listed on the back cover of the Offer to Purchase. Questions regarding the Offer may also be directed to J.P. Morgan Securities LLC, the Dealer Manager for the Offer, at the address and telephone numbers listed on the back cover of the Offer to Purchase. Capitalized terms used but not otherwise defined in this notice shall have the meanings given in the Offer to Purchase.

All withdrawals of Shares previously tendered in the Offer must comply with the procedures described in Section 4 of the Offer to Purchase.

The undersigned has identified in the table below the Shares that are being withdrawn from the Offer.

DESCRIPTION OF SHARES TO BE WITHDRAWN
Certificated Shares(*)			Book-Entry Shares***
Share Serial Number(s)	Total Number of Shares Represented by Share Certificate(s)	Number of Shares to be Withdrawn(**)	Number of Book-Entry Shares to be Withdrawn

Total Shares:

*   Need not be completed by stockholders who tender Shares by book-entry transfer.

**   Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificates intend to be withdrawn.

***  This Notice of Withdrawal should only be used for withdrawals of Shares delivered through DTC if withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Shares.

A DTC participant withdrawing Shares should fill out and sign this form and then email it to the Exchange Agent, at its email address canoticeofguarantee@computershare.com.

This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC Participant as the owner of the Shares being tendered. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name (s):

Name (s) of the registered holder(s) if different:

Name of DTC Participant:

Account Number(s):

Signature(s):

Capacity (Full Title):

Address (and Zip Code):

Telephone Number:

TIN or SSN:

DTC Participant Number:

Transaction Code Number:

Date:

All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by the Fund in its sole discretion and will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Fund reserves the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of Shares by any stockholder, whether or not the Fund waives similar defects or irregularities in the case of any other stockholder. None of the Fund, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Shares may be re-tendered prior to the Expiration Date by again following one of the procedures described in the Offer to Purchase.

2